EXHIBIT 21


                                  SUBSIDIARIES


                                    STATE OF            PERCENTAGE AND NATURE
NAME                                OF INCORPORATION         OF OWNERSHIP
----                                ----------------    ---------------------

Medical Nutrition, Inc.             New Jersey               100%; Direct
Holistic Products Corp.             Delaware                 100%; Direct
NutraPet Labs, Inc.                 Delaware                  62%; Direct